UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): August 6, 2019
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EVENTBRITE, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-38658	14-1888467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 5th Street, 7th Floor San Francisco, California 94103 (415) 692-7779
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value	EB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 8, 2019, Eventbrite, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") disclosing, among other things, the equity compensation provided in Charles Baker's employment offer letter (the "Offer Letter"). This Form 8-K/A amends the Original Form 8-K to clarify that the Company will recommend that its board of directors (or a committee thereof) grant Mr. Baker an option to purchase shares of the Company's Class A common stock (the "Option"), with a value of $5.0 million, where such value will be converted into shares based on the grant date "fair value" as determined in accordance with standard accounting assumptions (i.e., the Black-Scholes value). If granted, the Options will vest according to a four-year vesting schedule, with 25% of the Option vesting after his first year of employment, and the remaining Option vesting over the following three years. This description of the Option is consistent with the Offer Letter, filed as Exhibit 10.1 to the Original Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2019	EVENTBRITE, INC.

	By:	/s/ Samantha Harnett
Samantha Harnett
Senior Vice President, General Counsel